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                                                                       EXHIBIT 1




[McGladrey & Pullen, LLP letterhead]




                                            September 21, 1999
Mr. James K. McHugh
Chief Financial Officer
N-Viro International Corporation
3450 West Central Avenue, Suite 328
Toledo, OH   43606

Dear Mr. McHugh:

This is to confirm that the client-auditor relationship between N-Viro International Corporation (Commission File Number 0-21802), and McGladrey & Pullen, LLP has ceased.

                                   Sincerely,




                                   /s/ McGladrey & Pullen, LLP
                                   ---------------------------
                                   McGLADREY & PULLEN, LLP




cc:      Office of the Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 11-3
         450 Fifth Street, N.W.
         Washington, DC  20549